Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

HUDSON TECHNOLOGIES, INC.

AGREEMENT made as of the (insert date) (the "Grant Date") between Hudson Technologies, Inc. (the "Company"), a New York corporation, having a principal place of business at PO Box 1541, One Blue Hill Plaza, 14th Floor, Pearl River, New York 10965, and (insert name of Grantee) (the "Grantee").

WHEREAS, the Company desires to grant to the Grantee an Incentive Stock Option to purchase shares of its common stock, par value $.01 per share (the "Shares"), under and for the purposes of the 2014 Stock Incentive Plan of the Company (the "Plan") pursuant to the terms thereof;

WHEREAS, the Company and the Grantee understand and agree that unless otherwise defined herein any terms used herein have the same meanings as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Grant of Option. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of (insert number of shares) shares of Common Stock, $.01 par value, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference (the "Option"). The Grantee acknowledges receipt of a copy of the Plan.

2.           Purchase Price. The purchase price of the Shares covered by the Option shall be $(insert price per share) per share.

3.           Exercise of Option. The Options granted hereby shall vest and be exercisable as follows:

Amount	Date Vested*	Date Exercisable*

insert	1/1/15	1/1/15
	4/1/15	4/1/15
	7/1/15	7/1/15
	10/1/15	10/1/15
	1/1/16	1/1/16
	4/1/16	4/1/16
	7/1/16	7/1/16

* illustrative of typical vesting schedule, where options vest quarterly over two years.

4.           Term of Option. The option shall terminate (insert term) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

In the event that the Grantee’s employment is terminated for Cause or the Grantee voluntarily terminates employment without the consent of the Company, the Options granted under this Agreement, to the extent not theretofore exercised, shall automatically terminate as of the date of termination of the Grantee’s employment.

If the Grantee ceases to be employed by the Company for any reason other than death, disability, termination for Cause, or voluntary termination by the Grantee without the consent of the Company, the Option may be exercised at any time within three (3) months after the date the Grantee ceases to be an employee, but in any event not later than the date on which the Option terminates under this Agreement. In such event, the Option shall be exercisable only to the extent that the right to purchase Shares under this Agreement and the Plan has vested and is in effect at the date of such cessation of employment.

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In the event of termination of employment due to disability of the Grantee (as determined by the Board of Directors of the Company or the Compensation and Stock Option Committee of the Company, as the case may be, and as to the fact and date of which the Grantee is notified by the Board or that Committee, as the case may be, in writing), the Option shall be exercisable within one (1) year after the date of such termination of employment, but in any event not later than the date on which the Option terminates under this Agreement. In such event, the Option shall be exercisable to the extent that the right to purchase the Shares hereunder has vested on the date of such cessation of employment.

In the event of the death of the Grantee while an employee of the Company or within three (3) months after the termination of employment (other than termination for Cause, disability or voluntary termination by the Grantee without consent of the Company), the Option shall be exercisable to the extent exercisable but not exercised as of the date of death and in such event, the Option must be exercised, if at all, within one (1) year after the date of death of the Grantee, but in any event not later than the date on which the Option terminates under this Agreement.

For purposes hereof, “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

5.           Non-Assignability. The Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

6.           Exercise of Option and Issue of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Agreement and the Plan. The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the Grantee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the Grantee. The Grantee of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise.

7.           Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

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(a)           The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

(b)        The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

8.           Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by hand delivery, overnight courier service, or registered or certified mail, return receipt requested, and sent, if to the Company, at its principal executive offices, and if to the Grantee, at the Grantee’s most current residence address as reflected in the records of the Company or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when received in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

9.           Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of New York.

10.         Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand, all as of the day and year first above written.

HUDSON TECHNOLOGIES, INC.

(insert name and title of Company officer)

(insert Grantee’s name), Grantee

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